Exhibit 5.1

Opinion of Robert L. Katz

August 3, 2010

Federal-Mogul Corporation

26555 Northwestern Highway

Southfield, Michigan 48033

Re: Registration Statement

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed, on or about the date hereof, by Federal-Mogul Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of (i) an aggregate of 5,500,000 shares of the Company’s common stock, par value $0.01 per share, to be offered to participants in the Company’s 2010 Stock Incentive Plan (the “Plan”), (ii) an aggregate of 4,000,000 shares of the Company’s common stock, par value $0.01 per share, to be issued upon payment of the applicable exercise price pursuant to the Restated Stock Option Agreement by and between the Company and José Maria Alapont, dated March 23, 2010 (the “Restated Option Agreement”), and (iii) an aggregate of 500,000 shares of the Company’s common stock, par value $0.01 per share, issued pursuant to the Second Amended and Restated Deferred Compensation Agreement, by and between the Company and José Maria Alapont, dated March 23, 2010 (the “Deferred Compensation Agreement” and, collectively with the shares of the Company’s common stock to be issued pursuant to the Plan and the Restated Option Agreement, the “Registered Shares”).

As the General Counsel of the Company, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such instruments, certificates, records and other documents as I have deemed necessary or appropriate for the purpose of rendering the opinion set forth in this letter. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies or by facsimile or other means of electronic transmission. I have also assumed, to the extent relevant to the opinion set forth herein, that the Company was duly organized and at all relevant times was and will be validly existing and in good standing under the laws of the State of Delaware.

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that each Registered Share that is newly issued pursuant to the Plan, the Restated Option agreement and the Deferred Compensation Agreement will be validly issued, fully paid and nonassessable when (a) the Registration Statement shall have become effective under the Securities Act, (b) such Registered Share shall have been duly issued and delivered in the manner contemplated by each of the Plan, the Restated Option Agreement and the Deferred Compensation Agreement, and (c) a certificate in due and proper form representing such Registered Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the terms of the Plan, the Restated Option Agreement and the Deferred Compensation Agreement or, if any such Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the purchaser thereof upon payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the terms of the Plan, Restated Option Agreement and Deferred Compensation Agreement.

The foregoing opinion is limited to matters arising under the Delaware General Corporation Law.

The opinion expressed herein is expressed as of the date hereof and I assume no obligation to advise you of changes in law, fact or other circumstances (or the effect thereof on such opinion) that may come to my attention after such time.

I hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,

By:	/s/ Robert L. Katz
Name:	Robert L. Katz, Esq.
Title:	Senior Vice President, General Counsel and Secretary

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